UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut 06813

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In preparation for the FuelCell Energy, Inc. (the “Corporation”) 2012 Proxy Statement, the Corporation identified that its By-Laws, specifically the duties of the Chairman of the Board and the President of the Corporation, did not properly reflect the current structure of the Corporation and the duties of these two positions. Accordingly, on February 3, 2012, the Corporation amended its Amended and Restated By-Laws, effective as of that date, to revise the duties of the Chairman of the Board and the President of the Corporation. A copy of the amendment to the Corporation’s Amended and Restated By-Laws is attached to this report as Exhibit 3(ii) and incorporated herein by reference.

Item 5.07(d) Submission of Matters to a Vote of Security Holders

As previously reported, at the Annual Meeting of the Corporation held on April 7, 2011, an advisory vote was conducted on the frequency of future advisory votes on executive compensation. The Board of Directors of the Corporation (the “Board”) recommended that advisory votes be held every three years, and a majority of the shares were voted for advisory votes to be held every three years. The Corporation has decided, consistent with the vote of the Corporation’s shareholders and the recommendation from the Board, to submit a separate resolution on the compensation of the Corporation’s named executive officers to the Corporation’s shareholders for an advisory vote every three years in its proxy materials (the next such vote being at the 2014 Annual Meeting of Shareholders of the Corporation) until the next required vote on the frequency of shareholder votes on the compensation of the Corporation’s named executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(ii)	Resolutions of the Board of Directors of FuelCell Energy, Inc., dated February 3, 2012, amending the Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: February 9, 2012	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer